The Board of Trustees
Oppenheimer Baring SMA International Fund

We consent to the use in this Registration Statement of Oppenheimer Baring SMA International Fund, of our report dated June 22, 2007, included in the Statement of Additional Information, which is part of such Registration
Statement, and to the reference to our firm under the heading "Independent Registered Public Accounting Firm"
appearing in the Statement of Additional Information.

                                            /s/ KPMG LLP
                                            KPMG LLP

Denver, Colorado
June 22, 2007